                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMSSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                       August 19, 2005 (August 16, 2005)


                      FIRST ROBINSON FINANCIAL CORPORATION
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                         0-29276                36-4145294
         --------                         -------                ----------
(State or other jurisdiction      (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


               501 EAST MAIN STREET, ROBINSON. ILLINOIS    62454
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (618) 544-8621
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 16, 2005, the Compensation Committee (the "Committee") of the Board of Directors of First Robinson Financial Corp. (the "Company") approved an amendment to the terms of unvested options to purchase approximately 1,280 shares of common stock granted under the Company's 1998 Stock Option Plan. The amendment accelerates the ability to exercise such options. Under the revised vesting schedule for each individually awarded stock options, all incentive options to purchase up to 1,280 shares of common stock will become vested on September 1, 2005. Previously, 2,200 options and 1,000 options were scheduled to vest equally over a five-year period beginning April 22, 2003 and June 17, 2003, respectively. Based on the new vesting schedule, the remaining two vesting years will be accelerated with 100% (covering 1,280 shares) of the options awarded vesting on September 1, 2005. The Committee believes that the change in the vesting schedule would be in the best interests of the Company and its stockholders.

BACKGROUND

On July 29, 1998, the Company's stockholders voted to approve the Stock Option Plan, providing for the awards in the form of stock options to directors, officers and employees of the Company and its subsidiary bank, First Robinson Savings Bank, N.A. The Stock Option Plan authorized the granting of options to purchase up to 103,155 shares of common stock. The options granted on July 29, 1998 have all vested. However, on April 22, 2003, 2,200 options were granted. On June 17, 2003, 1,000 options were also granted. The awards were scheduled to vest at the rate of 20% per year over a five-year period beginning on those days, with the maximum term of 10 years. The options granted on April 22, 2003 had an exercise price of $16.50 per share. For those options granted on June 17, 2003, the exercise price was $21.00 per share. The exercise price was equal to the fair market value of the Company's stock on the dates of the grants. As of the reporting date, options granted in 2003 to purchase 1,920 shares were available to be exercised with 1,200 of those options previously exercised; Options to purchase 1,280 shares had not yet been vested under the Stock Option Plan.

Currently the Company accounts for options awarded under this plan under the recognition and measurement principles of APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the grant date. In December 2004, the Financial Accounting Standards Board (FASB) issued its STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 123 (REVISED 2004), SHARE-BASED PAYMENT (STATEMENT 123R), which addresses the accounting for employee stock options. This Statement will require the Company to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation issued to employees, but expresses no preference for a type of valuation model. The new rules become effective at the beginning of the fiscal year that begins after December 15, 2005, for public entities that file as small business issuers based on the SEC amended ruling on April 14, 2005. This Statement is effective for the Company on April 1, 2006.

Under the Revised 123R, the Company would have been scheduled to recognize stock-based employee compensation expense, determined under the fair value based method for stock options, of $3,500 in fiscal year 2007 and $3,500 in fiscal year 2008. Under the revised vesting schedule the Company will have no stock-based employee compensation expense in fiscal year 2007 or 2008. The fair value of options granted is estimated on the date of grant using the Black-Scholes model.

Statements included above contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others, the impact of the accounting treatment for stock options and the estimated impact of the acceleration of vesting on the Company's earnings, changes in government regulations, and changes in accounting principles. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                      FIRST ROBINSON FINANCIAL CORPORATION



Dated: AUGUST 19, 2005                     By: /s/ Rick L. Catt
       ---------------                         --------------------
                                               Rick L. Catt, President/CEO